Date: November 30, 2011

LETTER OF GUARANTEE

Name of Customer:	Vishay Advanced Technologies Ltd (hereinafter referred to as the "Customer")
Name of Guarantor	Vishay Precision Group, Inc.
Address	Great Valley Parkway, Suite 150,
Malvern, PA 19355 USA (hereinafter: the "Guarantor", “we”, or “us”)

1.	Nature and Extent of the Guarantee and the Secured Indebtedness

We the undersigned hereby guarantees to HSBC Bank plc (hereinafter referred to as the "Bank") the due performance of the obligations of the Customer due to any debt arising under the Revolving Facility Agreement signed between the Customer and the Bank on or about the date hereof (hereinafter, as it may be amended, restated or modified in writing from time to time: the "Facility Agreement") upon the occurrence and during the continuance of an Event of Default thereunder. Terms not defined herein are used as defined in the Facility Agreement.

2.

The aforementioned obligations may be direct or indirect, absolute or conditional, and shall also include interest, differentials arising out of linkage to an index or to the exchange rate of any currency, and also commissions and costs which shall arise out of the aforementioned obligations (hereinafter referred to as the "Customer’s indebtedness"). We undertake to pay the Bank, subject to the terms of Section 16 (a) below upon its first demand any amount guaranteed hereby.

3.	The Amount of the Guarantee

Guarantee Limited in Amount – the amount of the Customer’s indebtedness guaranteed by us shall not exceed the principal amount of USD 15,000,000 together with interest, differentials arising out of linkage to an index or to an exchange rate, indemnities (pursuant to Clauses 11.2 and 19 of the Facility Agreement), commissions and costs at such rate and in such amounts as the Bank shall be entitled to debit the Customer.

The Bank has advised us of the following:

	(a)	The inclusive amount of the Customer’s indebtedness as at the date of signature of this guarantee is nil excluding interest and commissions which have accrued after the last debit date thereof.

	(b)	The credit facility that the Bank granted to the Customer as of the date of the signature of this guarantee is in a maximum principal amount of USD 15,000,000.

	(c)	As of the date of the signature of this guarantee the number of the guarantors to the Bank is 4.

	(d)	(Reserved)

4.	Additional Information

We confirm that prior to the signature of this guarantee the Bank informed us as follows:

	4.1	(Reserved)

	4.2	As of today the Customer pays its debts, if any, to the Bank on time.

	4.3	(Reserved)

	4.4	(Reserved)

	4.5	(Reserved)

	4.6	(Reserved)

	4.7	The Bank brought to our attention the fact that we are not sole guarantors as it is defined under the Guarantee Law, 1967.

5.	The Guarantee is Additional to Other Collateral

This guarantee is additional to and independent of any other guarantee or collateral that is held or shall be held by the Bank.

6.	Validity of the Guarantee and its Application

	6.1	This guarantee shall be revolving and shall be binding upon us notwithstanding the fact that on any date the Customer’s indebtedness or part thereof shall be repaid and shall be reincurred thereafter.

6.2

This guarantee shall be in force until the earlier of: (i) the Customer’s indebtedness is repaid in full and the Bank has no further commitment to advance funds to the Customer or (ii) it is cancelled by us in writing. In a case of cancellation as aforesaid our obligations shall apply to the Customer’s indebtedness as the same shall be on the thirtieth day from the date of service of notice of cancellation to the Bank including any amount that is incurred as interest, commissions and expenses of the Bank even after that date. We undertake to pay to the Bank, subject to the terms of Section 16 (a) below on its first demand the above guaranteed amounts, provided that no demand may be made unless and only to the extent the Customer has defaulted on payment under the Customer indebtedness .

	6.3	The cancellation of the guarantee by any of us shall not affect the validity of the obligations of the others.

7.	The Rights of the Bank in Relation to the Customer’s Indebtedness and the Collateral

	7.1	The Bank is entitled without obtaining our consent (provided that the Bank shall provide us with a written notice of the following as early as practicable upon taking any of the following actions):

(a)

to terminate, change, increase, reduce, or renew any credit or banking facility whatsoever granted to the Customer (provided that we shall not be obligated hereunder with respect to any increase in the Customer's obligations above the threshold specified in Section 3 above);

(b) to exchange, release, realize or refrain from realising collateral held by the Bank subject to the terms of Section 16 (a) below;

(c) to reach a compromise, to grant extensions, to release or come to any agreement whatsoever with the Customer or another person or a guarantor of his indebtedness – including us;

7.2

the action of the Bank as aforesaid shall not affect or derogate from our obligations pursuant to this guarantee and shall not confer upon us any right or option pursuant to sections 5 and 6 of the Guarantee Law – 1967;

7.3

this guarantee shall not be affected by the invalidity of the Customer’s indebtedness, including indebtedness occurred after the limitation of his legal capacity to act or the liquidation of the Customer or by reason of the Bank not having received collateral or that the collateral which has been received is valueless or invalid;

	7.4	the guarantee shall not be affected by an event in which the Bank has caused the expiration of a guarantee or collateral irrespective of whether any loss is caused to us thereby, except if the Bank was negligent;

	7.5	unless and until the Bank recovers in full any amount due to it under the Facility Agreement, we shall not be entitled to claim or benefit from collateral at the disposal of the Bank in relation to the Customer’s indebtedness or to make any claim against the Bank which the Customer is entitled to make;

	7.6	this guarantee shall not be affected by the lack of capacity or authority or ultra vires on the part of the Customer or those acting on his behalf to enter into a contractual relationship, unless the Bank knew or should have known of such defect in the Customer's liability and did not inform us thereof.

	7.7	Our obligation to the Bank pursuant to this guarantee shall deemed to be a direct obligation for the repayment of the Customer’s indebtedness, provided however, that we shall have no obligation unless there has been an Event of Default for nonpayment by the Customer under the Facility Agreement and then only to the extent of the default;

	7.8	the fact that the Bank shall not exercise rights against the Customer or against ourselves shall not be deemed a waiver of such rights or constitute any precedent whatsoever.

8.	Appropriation of Payments

	8.1	The Bank is entitled to appropriate any sum received from the Customer or on his behalf to any account of the Customer, alone or with others as the Bank shall deem fit, notwithstanding any instruction by the payer or other person in relation to the appropriation of payments.

	8.2	Without prejudice to the right of the Bank pursuant to Clause 8.1 above, if the Customer is insolvent, the Bank is entitled to consider any sum which shall be paid on behalf of the Customer or by us to be a general deposit or to be collateral only for the Customer’s indebtedness, and not to appropriate the same for the purpose of the reduction of the Customer’s indebtedness, and therefore the Bank is entitled to claim in legal proceedings or in bankruptcy or winding up proceedings the whole Customer’s indebtedness, without taking into account any sum which shall be paid as aforesaid. In such case, we covenant not to claim any sum in competition with the Bank, subject always to the proviso that the Bank will not recover a total sum in excess of the amount of the Customer’s indebtedness.

9.	The Records of the Bank

A copy of the records of the Bank in connection with the Customer’s account, signed by an officer of the Bank shall serve as admissible evidence in all judicial or other proceedings.

10.	Rights of Possession, Lien and Set-off

Subject to the terms of Section 16 (a) below should the Customer fail to pay any amounts due from it to the Bank under the Agreement, giving rise to an Event of Default for non-payment under the Facility Agreement, the Bank shall have a right of possession, lien and set-off in respect of all monies or property which shall be held by it at any time to the credit of any one of us alone or together with others in any account whatsoever, including those which have been delivered or which shall be delivered to the Bank for collection only and/or by way of security and/or for safekeeping and in respect of the proceeds thereof.

The Bank shall be entitled, in the aforementioned circumstances, to set off any sum and to realise any property at such price and upon such conditions as the Bank, acting in accordance with common banking practice, shall deem fit and to apply the proceeds to the repayment of the Customer’s indebtedness.

11.	The Costs of Realisation

All the costs of the realisation of the guarantee, including attorney’s reasonable professional fees, shall be borne by us and shall also be secured by this guarantee.

12.	Undertaking to Sign Documents

We undertake to sign any document which shall be reasonably required in order to give validity to our guarantee and to the rights of the Bank in connection with the collaterals delivered to it.

13.	The Delivery of Notices

All notices or other communications under or in connection with this guarantee shall be given in writing and, unless otherwise stated may be made by letter or facsimile. Any such notice will be deemed to be given as follows:

(a) if by letter, when delivered personally or on actual receipt; and

(b) if by facsimile, when received in legible form.

However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

14.	Addresses for notices

The address and facsimile number of the Guarantor are:

Vishay Precision Group, Inc.

Great Valley Parkway, Suite 150,

Malvern, PA 19355 USA

Attention of Roland B. Desilets, Esq., Director of Legal Services

Fax No. 484-321-5301

E-mail: roland.desilets@vishaypg.com

or such other as the Guarantor may notify to the Bank by not less than five Business Days' notice.

15.	Jurisdiction and Law

For the purpose of this guarantee the sole venue of jurisdiction is fixed as the competent court in Tel Aviv and the Israeli Law will prevail.

Without prejudice to any other mode of service allowed under any relevant law, the Guarantor:

(a) irrevocably appoints the Customer of 2 Haofan St., Holon 58814, Israel, as its agent for service of process in relation to any proceedings before the Israeli courts in connection with the Guarantee; and

	(b)	agrees that failure by an agent for service of process to notify the Guarantor of the process will not invalidate the proceedings concerned.

	(c)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Guarantor must immediately appoint another agent on terms acceptable to the Bank. Failing this, the Bank may appoint another agent for this purpose.

16.	Enforcement of Remedies; Senior Credit Facility Agreement

	(a)	Upon the occurrence of an Event of Default under the Facility Agreement that has not been cured or waived by Bank:

(i) Bank shall promptly notify Guarantor of such Event of Default, including the particulars of such Event of Default and Bank’s intended actions under Clause 16. of the Facility Agreement (Acceleration) or the other Finance Documents;

(ii) Bank shall not make a demand against Guarantor under this Guarantee without providing Guarantor at least 60 days prior written notice of its intent to do so and complying with the terms of this Section 16(a);

(iii) Subject to the terms of the Subordination Agreement executed on or about the date hereof by and among the Bank, Guarantor and JPMorgan Chase Bank, National Association as agent for itself and the other parties (the "Subordination Agreement"), a copy of which is attached hereto as Annex A, the Bank shall not: (A) by set-off or in any other manner, ask, demand, sue for, take or receive from Guarantor payment on the whole or any part of the Subordinated Obligations nor (B) take any action to collect, demand payment of or accelerate all or any portion of the Subordinated Obligations, take any security therefor or exercise any of its other rights or remedies against Guarantor that it may have in respect of the Subordinated Obligations (as such term is defined in the Subordination Agreement), in each case unless and until Bank has fully exercised its remedies against Customer and the other members of the Israeli Domiciled Corporate Group which are Guarantors and their assets (other than the filing of appropriate proofs of claim or any other similar action necessary to preserve its claim against the Guarantor, provided that the Bank may accelerate the Subordinated Obligations if all outstanding Senior Obligations (as defined in the Subordination Agreement) shall have been previously accelerated); and

(iv) “Israeli Domiciled Corporate Group” means, collectively, Customer, Tedea-Huntleigh International, Ltd., a company formed under the laws of Israel, T-H Technology, Ltd., a company formed under the laws of Israel, and T-H Industrial Properties, Ltd., a company formed under the laws of Israel.

	(b)	We hereby represent and warrant to the Bank all the representations and warranties set out in Articles 5.2 & 5.3 of the Senior Credit Facility agreement, as if those representations and warranties were set out herein and as they may be amended, restated or modified from time to time in accordance with the provisions of the Senior Credit Facility Agreement.

	(c)	We undertake towards the Bank to comply with all of our undertakings set out in Articles 6.1 & 6.2 and 7 (Financial Covenants) of the Senior Credit Facility agreement, as they may be amended, restated or modified from time to time, as if those undertakings were set out herein.

(d)

For the avoidance of doubt, Guarantor, without notice to or approval from Bank, is permitted to (i) incur additional indebtedness (in which case, if so requested, the Bank shall enter into a new and/or additional subordination agreement), (ii) substitute, amend, modify, refinance or supplement the Senior Credit Facility agreement (in which case the Subordination Agreement will remain in full force and effect and apply to such amendment, modification and supplement, provided that if so requested by Agent, the Bank will enter into a reaffirmation, extension, or supplement of the Subordination Agreement) (the above events shall be collectively referred to as "New Financing") provided 1) Guarantor complies with Sections 16 (b) and (c) above, 2) no Event of Default has occurred and is continuing, 3) no assets of the Israeli Domiciled Corporate Group are pledged in favour of any entity other than the Bank due to such New Financing, and 4) where applicable - the terms of any new subordination agreement and/or of any reaffirmation, extension, or supplement of the Subordination Agreement (as and to the extent applicable)are no less favourable to the Bank than the terms of the Subordination Agreement.

17.	U.S. Withholding Taxes

	(a)	All payments to be made by the Guarantor to the Bank shall be made free and clear of and without deduction for or on account of all Taxes imposed or levied by or on behalf of Israel or any other jurisdiction from or through which such payment is made or any authority therein or thereof having power to tax in connection with the performance by the Guarantor of its obligations under this Letter of Guarantee ("Applicable Taxes") unless the Guarantor is compelled by law to make payment subject to such Applicable Taxes.

	(b)	All Applicable Taxes (other than Applicable Taxes on the overall net income of the Bank, which are not deducted from a payment hereunder) shall be paid by the Guarantor promptly upon its becoming aware that it is obliged to pay the same. The Guarantor will indemnify the Bank in respect of all such Applicable Taxes (other than Applicable Taxes on the overall net income of the Bank which are not deducted from a payment hereunder). In addition, if any Applicable Taxes or amounts in respect thereof must be deducted from any amount payable or paid by the Guarantor under any Agreement (or payable or paid by the Bank under any Agreement), the Guarantor shall pay such additional amounts as may be necessary to ensure that the Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to such Applicable Tax. The Guarantor shall deliver to the Bank, within 30 days of each payment, evidence satisfactory to the Bank (including all relevant tax receipts) that such Applicable Taxes have been duly remitted to the appropriate authority.

If the Bank determines, in its sole discretion, that it has received a refund of any Applicable Taxes as to which it has been indemnified by the Guarantor or with respect to which the Guarantor has paid additional amounts pursuant to this paragraph (b), it shall pay to the Guarantor within 30 days of receipt an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Guarantor under this paragraph (b) with respect to the Applicable Taxes giving rise to such refund), net of all out-of-pocket expenses of the Bank, and without interest (other than any interest paid by the relevant Governmental Authority (in this Clause 17, as defined in the Senior Credit Facility agreement) with respect to such refund), provided that the Guarantor, upon the request of the Bank, agrees to repay the amount paid over to the Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Bank in the event the Bank is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Guarantor or any other person.

	(c)	Bank shall deliver to Guarantor, at the time or times prescribed by applicable law and reasonably requested by the Guarantor, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding of U.S. tax. In addition, Bank, if requested by the Guarantor, shall deliver such other documentation prescribed by applicable law and reasonably requested by the Guarantor as will enable Guarantor to determine whether or not such Bank is subject to backup withholding or information reporting requirements. For the avoidance of doubt, and without limiting the foregoing, Bank shall deliver to the Guarantor (in such number of copies as shall be requested by Guarantor) on or prior to the date of execution of this Guarantee, duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party and which would exempt such payments from the obligation of the Guarantor to withhold U.S. tax.

	(d)	Guarantor shall not indemnify Bank for U.S. withholding taxes that are imposed due to Bank’s failure to provide Guarantor with the proper forms required under paragraph (c) above.

(e)

If we are required to withhold taxes or similar amounts from any payments made hereunder, we will do so and pay them to the appropriate Governmental Authority. We shall indemnify Bank for U.S. withholding taxes that are imposed on payments to be made under this Agreement only if (i) the Bank's full compliance with paragraph (c) above does not actually permit such payments to be made without withholding of U.S. tax or (ii) there has been a Change in Law that results in Bank’s inability to reasonably comply with paragraph (c) above. “Change in Law” is defined as the occurrence, after the date of this Guarantee, of any of the following: (A) the adoption or taking effect of any law, rule, regulation or treaty, (B) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (C) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

(f)	Guarantor shall not indemnify Bank for any withholding tax obligations under U.S. Treasury Code Sections 1471-1474 (“FATCA”), it being acknowledged that the Bank will be, at all relevant times, a "participating foreign financial institution" (PFFI) as defined in FATCA.

THIS LETTER OF GUARANTEE IS IN ALL RESPECTS SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT. TO THE EXTENT THAT THERE ARE ANY INCONSISTENCIES BETWEEN THIS LETTER OF GUARANTEE AND THE SUBORDINATION AGREEMENT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL CONTROL AND PREVAIL.

Our signature on this guarantee shall be evidence of the fact that the Bank has brought to our attention the nature of the guarantee, including the matters in connection with the amount thereof, the extent and nature of the Customer’s indebtedness secured thereby and the fact that it is revolving and unlimited in time, and further that we have received a copy of the letter of guarantee which constitutes notice in writing by the Bank to us, including all the particulars set forth in this letter of guarantee.

AS WITNESS HEREOF:

VISHAY PRECISION GROUP, INC.

By: /s/ Steven Klausner
Name: Steven Klausner
Title: Vice President and Treasurer

To

HSBC Bank plc

I, Roland B. Desilets legal adviser of Vishay Precision Group, Inc. (hereinafter: the "Company") hereby confirm that this guarantee was signed on behalf of the Company by its Vice President and Treasurer Steven Klausner

By: /s/ Roland B. Desilets	November 30, 2011
Roland Desilets
Name and Signature	Date

ANNEX A

COPY OF THE SUBORDINATION AGREEMENT